Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Sep 30, 2001
Payment Date	Oct 15, 2001

Calculation of Interest Expense

Index (LIBOR)	3.487500%
Accrual end date, accrual beginning date and days in Interest Period	Oct 15, 2001 Sep 17, 2001 28
	Class A	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	78,230,090	61,666,667	5,833,333	15,868,685
Previously unpaid interest/yield	0.00	0.00	0.00
Spread to index	0.24%	0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	3.727500%	4.112500%	4.517500%
Interest/Yield Payable on the Principal Balance	226,802.07	197,247.69	20,496.06
Interest on previously unpaid interest/yield	0.00	0.00	0.00
Interest/Yield Due	226,802	197,248	20,496
Interest/Yield Paid	226,802	197,248	20,496

Summary

Beginning Security Balance	78,230,090	61,666,667	5,833,333	15,868,685
Beginning Adjusted Balance	78,230,090	61,666,667	5,833,333
Principal Paid	7,637,802	0	0	35,351
Ending Security Balance	70,592,287	61,666,667	5,833,333	15,867,000
Ending Adjusted Balance	70,592,287	61,666,667	5,833,333
Ending Certificate Balance as % Participation Interest Invested Amount			0
Targeted Balance	76,979,644	56,964,936	686,845
Minimum Adjusted Balance		61,666,667	5,833,333	15,833,333
Certificate Minimum Balance			4,665,582
Ending OC Amount as Holdback Amount				15,867,000
Ending OC Amount as Accelerated Prin Pmts				0

Beginning Net Charge offs	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.3024028	$1.1454836	$0.6763483
Principal Paid per $1000	$10.1837362	$0.0000000	$0.0000000